Exhibit 5.2

10 November 2025

To:	Bristol-Myers Squibb Company Route 206 & Province Line Road, Princeton, New Jersey 08543 BMS Ireland Capital Funding DAC Plaza 254, Blanchardstown Corporate Park 2 Dublin 15, Ireland

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 and the issuance and sale by the Issuer of the Notes - Exhibit 5 opinion

Dear Sirs,

1.	Basis of Opinion

1.1
We are acting as Irish counsel to BMS Ireland Capital Funding DAC, a designated activity company limited by shares, incorporated under the laws of Ireland (company registration number 785841) and having its registered office at Plaza 254, Blanchardstown Corporate Park 2, Dublin 15, Ireland (the “Issuer”) in connection with the Form S-3 registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on 13 December 2024 (the “Initial Registration Statement”) as amended by the Post-Effective Amendment No. 1 (the “Post-Effective Amendment” and, together with the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”) in connection with the issuance of the Notes (as defined below).

1.2
This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or the effect thereof. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents (as defined below) or the transactions contemplated thereby (the “Transaction”).

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction Documents (as defined below); and

(c)	the Searches (as defined below).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Notes, other than the Transaction Documents.

1.4	For the purpose of giving this Opinion, we have examined and relied on copies of the Transaction Documents sent to us by e-mail in pdf or other electronic format.

1.5	References in this Opinion to:

(a)	“Companies Act” means the Companies Act 2014 of Ireland;

(b)	“CRO” means the Irish Companies Registration Office;

(c)	“Guarantor” means Bristol-Myers Squibb Company, the Guarantor of the Notes;

(d)	“Ireland” means Ireland exclusive of Northern Ireland and “Irish” shall be construed accordingly;

(e)
“Notes” means, collectively, the €750,000,000 2.973% Notes due 2030, the €1,150,000,000 3.363% Notes due 2033, the €1,150,000,000 3.857% Notes due 2038, the €750,000,000 4.289% Notes due 2045 and the €1,200,000,000 4.581% Notes due 2055 in each case issued pursuant to the Indenture;

(f)	“SEC” means the United States Securities and Exchange Commission; and

(g)	“Searches” means the searches listed in paragraph 1.6;

(h)	“Transaction Documents” means the documents listed in Schedule 1 (Transaction Documents) hereto.

1.6	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Issuer on 7 November 2025:

(a)
on the file of the Issuer maintained by the CRO for returns of allotments, special resolutions amending the memorandum and articles of association of the Issuer (the “Memorandum and Articles of Association”), mortgages, debentures, or similar charges or notices thereof and notice of the appointment of directors and secretary of the Issuer and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings and petitions filed in respect of the Issuer; and

(d)
on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors of the Issuer as identified in the search results referred to in sub-paragraph (a) above.

1.7
This Opinion is given on the basis that our client is the Issuer. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its US counsel Kirkland & Ellis LLP.

1.8
This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof). Any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Issuer is a designated activity company limited by shares, is duly incorporated and validly existing under the laws of Ireland;

2.2
the Issuer has all requisite corporate capacity, power and authority to issue the Notes, enter into, execute, deliver and perform its obligations under the Transaction Documents and to take all action as may be necessary to complete the Transaction;

2.3
based solely on the Searches and the Director’s Certificate (as defined below), the Issuer has not taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, trustee or similar officer in respect of the Issuer or any or all of its assets, revenue or undertakings and no other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of the Issuer or for the appointment of a receiver, liquidator, examiner, trustee or similar officer in respect of the Issuer or any or all of the Issuer’s assets, revenues or undertakings;

2.4	the execution, delivery and performance by the Issuer of the Transaction Documents and the consummation of the Transaction:

(a)	have been duly authorised by all necessary corporate action on the part of the Issuer; and

(b)
do not and will not violate, conflict with or constitute a default under (i) any law, order, rule, decree, statute or regulation of Ireland or (ii) the Memorandum and Articles of Association of the Issuer; and

2.5	the Transaction Documents have been duly executed and delivered by the Issuer.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Prospectus Supplement and the Notes

3.1	that the filing of the Prospectus Supplement (as defined below) with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.2
that, as at the time of the issue of the Notes, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Issuer or to which the Issuer is a party or otherwise bound or subject;

3.3
that the Indenture (as defined below) will have been duly authorised, executed and delivered by the parties thereto (other than the Issuer), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Issuer), enforceable against each of them in accordance with its terms;

3.4	that any offer of Notes is made in compliance with the selling restrictions set forth in the Prospectus Supplement;

Authenticity and bona fides

3.5
the truth, completeness, accuracy and authenticity of all Transaction Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy Transaction Documents and the genuineness of all signatories, stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature in the physical presence of the signatory, that each Transaction Document has been duly executed and delivered by all parties thereto (other than the Issuer) and that each original was executed in the manner appearing on the copy;

3.6
where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us;

3.7
that the Transaction Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.8
that the copies produced to us of minutes of meetings and/or of written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof, and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect;

3.9
that each of the Transaction Documents is up to date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Transaction Documents has been amended, varied, revoked or superseded in any respect;

3.10
that the Memorandum and Articles (as defined below) are the current memorandum and articles of association of the Issuer, are up to date and have not been amended or superseded and that there are no other terms governing the Notes, other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.11	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that;

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)
searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Issuer;

3.12	that there has been no alteration in the status or condition of the Issuer as disclosed by the Searches;

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents;

Financial Assistance and Connected Transactions

3.14
the Issuer is not by entering into the Indenture or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Issuer or its holding company which would be prohibited by Section 82 of the Companies Act. In this regard, we refer you to the Director’s Certificate;

3.15
that none of the transactions contemplated by the Indenture are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and their directors or persons connected with their directors. In this regard, we refer you to the Director’s Certificate; and

Commercial Benefit

3.16
that the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the Transaction. We hereby consent to the inclusion of this Opinion as an exhibit to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox LLP
________________________
ARTHUR COX LLP

SCHEDULE 1

Transaction Documents

1.
The €750,000,000 2.973% Notes due 2030, the €1,150,000,000 3.363% Notes due 2033, the €1,150,000,000 3.857% Notes due 2038, the €750,000,000 4.289% Notes due 2045 and the €1,200,000,000 4.581% Notes due 2055 in each case issued pursuant to the Indenture (collectively, the “Notes”).

2.
A copy of the Indenture dated 31 October 2025 among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture dated 10 November 2025 among the same parties thereto (collectively, the “Indenture”).

3.	A copy of the Post-Effective Amendment filed by the Issuer and the Guarantor with the SEC on 31 October 2025.

4.	A copy of the Prospectus Supplement filed by the Issuer with the SEC on 7 November 2025 (the “Prospectus Supplement”).

5.
A copy of the resolutions of the board of directors of the Issuer dated 29 October 2025 approving the Transaction and a copy of the resolutions of the board of directors of the Issuer dated 5 November 2025, copies of which are attached the Director’s Certificate (collectively, the “Resolutions”).

6.	A copy of the up-to-date Memorandum and Articles of Association of the Issuer in the form adopted on 9 April 2025 (the “Memorandum and Articles”).

7.	A copy of the certificate of incorporation of the Issuer dated 9 April 2025 (the “Certificate of Incorporation”).

8.
A certificate of a director of the Issuer dated 10 November 2025 (the “Director’s Certificate”) attaching, among other things, copies of the Memorandum and Articles, Resolutions and the Certificate of Incorporation.